SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2003

INVESTORS FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	0-26996	04-3279817
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:       (617) 937-6700

No change since last report

(Former name or address, if changed since last report)

Item 9.  Regulation FD Disclosure.

The undersigned Registrant files the following information in accordance with Regulation FD Rule 100(a)(1):

A.  Press Release dated January 23, 2003

INVESTORS FINANCIAL SERVICES CORP. ANNOUNCES FOURTH QUARTER EARNINGS UP 27% AND FULL YEAR EARNINGS UP 37%

Contact:	John N. Spinney, Jr.
(617) 937-3500
john.spinney@ibtco.com

BOSTON, MA, January 23, 2003 - Investors Financial Services Corp. (Nasdaq: IFIN) reported fourth quarter diluted earnings per share of $0.28, an increase of 27% from $0.22 in the fourth quarter of 2001.  Net income for the fourth quarter was $18.3 million, up 26% from $14.5 million in the fourth quarter of 2001.  For the year ended December 31, 2002, the Company reported diluted earnings per share of $1.04, an increase of 37% from $0.76 per share in 2001.  Net income for the year was $68.9 million, up 37% from $50.2 million in 2001. Diluted earnings per share and net income for 2002 both exclude the amortization of goodwill in accordance with the provisions of FASB 142.  Prior year diluted earnings per share reflects the two-for-one stock split which occurred on June 14, 2002.

Kevin J. Sheehan, Chairman and Chief Executive Officer, commented,  “We delivered another year of outstanding results during 2002 despite a third straight year of declining equity markets. These results are indicative of our resilient business model. The Company’s performance continues to be driven by strong customer demand for our services and a favorable interest rate environment.  We remain confident in our ability to deliver organic growth in earnings per share of 25% in 2003.”

Net operating revenue for the fourth quarter grew 10% to $111.9 million from $101.7 million for the same period in 2001. Revenue from core services such as global custody, multicurrency accounting and mutual fund administration grew to $58.7 million for the fourth quarter, up 7% from $54.8 million from the same period in the prior year. Revenue from value-added services including securities lending, foreign exchange and cash management sweep services increased to $14.9 million for the quarter, up 4% from $14.3 million in the fourth quarter of 2001. Net interest income, which arises from deposits generated by clients, grew 18% to $37.5 million for the fourth quarter of 2002 from $31.8 million for the same period in 2001. Operating expenses were $85.1 million for the fourth quarter of 2002, up 6% from $80.4 million for the same period in 2001. Assets processed for clients totaled approximately $785 billion at December 31, 2002 compared to $814 billion at December 31, 2001.

Net operating revenue for the year ended December 31, 2002 increased 21%, to $437.6 million from $360.8 million in 2001.  Revenue from core services grew to $231.7 million in 2002, up 16% from $200.4 million in the prior year.  Revenue from value-added services increased 25% to $60.0 million in 2002 from $48.0 million in 2001.  Net interest income increased 31% to $143.5 million in 2002 from $109.3 million in 2001.  Operating expenses were $336.7 million for the full year, up 18% from $286.2 million in 2001.

Today the Company also announced that its Board of Directors declared a cash dividend of $0.015 per share on its common stock.  The dividend is payable February 14, 2003 to stockholders of record as of January 31, 2003.

                Investors Financial will broadcast a conference call, via the Internet, today, January 23, 2003 at 9:00 a.m. EST. The call will be accessible on Investors Financial’s home page at http://www.ibtco.com.  The conference call will also be available via telephone at (719) 457-2692, confirmation code 439171.  Recorded replays of the conference call will be available on the website and by dialing (719) 457-0820, confirmation code 439171.

Investors Financial Services Corp. provides services for a variety of financial asset managers such as mutual fund complexes, investment advisors, banks, and insurance companies.  Through our wholly-owned subsidiary, Investors Bank & Trust Company, we provide core services including global custody, multicurrency accounting, and mutual fund administration, and value added services including securities lending, foreign exchange, and cash management.  Offices are located in the United States, Canada, Cayman Islands, and Ireland.  Visit Investors Financial on the web at http://www.ibtco.com.

This news release contains forward-looking statements (statements which are not historical facts). These statements, such as Mr. Sheehan’s statements regarding the Company’s 2003 earnings estimate, are based upon certain assumptions and estimates that might not be realized. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the performance of global financial markets, changes in interest rates, and the Company’s ability to continue to manage its costs. Additional factors that could also affect actual results are set forth under the heading “Certain Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

INVESTORS FINANCIAL SERVICES CORP.

CONDENSED BALANCE SHEETS (unaudited)

(in thousands)

	December 31,	December 31,
	2002	2001
ASSETS
Securities held to maturity	$3,435,689	$3,135,784
Securities available for sale	2,988,622	1,621,661
Loans, net of reserve	143,737	232,113
Non-marketable equity securities	50,000	50,000
Goodwill	79,969	79,969
Other non-earning assets	226,494	179,118
TOTAL ASSETS	$6,924,511	$5,298,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Interest-bearing deposits	$2,702,822	$1,632,805
Non-interest bearing deposits	630,096	646,072
Total deposits	3,332,918	2,278,877
Securities sold under repurchase agreements	2,301,974	1,663,312
Short-term and other borrowings	741,107	910,281
Other liabilities	83,527	79,123
TOTAL LIABILITIES	6,459,526	4,931,593
Minority interest/Trust preferred securities	23,303	24,274
Stockholders’ equity	441,682	342,778
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,924,511	$5,298,645

INVESTORS FINANCIAL SERVICES CORP.

SELECTED FINANCIAL DATA  (unaudited)

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001
Statement of Income Data:
Net interest income	$37,495	$31,839	$143,478	$109,281
Asset servicing and other fees (1)	74,368	69,838	294,116	251,524
Net operating revenue	111,863	101,677	437,594	360,805
Operating expenses (1)	85,133	80,379	336,667	286,213
Income before income taxes and minority interest	26,730	21,298	100,927	74,592
Provision for income taxes	8,048	6,420	30,400	22,804
Minority interest expense, net of income taxes	377	397	1,581	1,588
Net Income	$18,305	$14,481	$68,946	$50,200
Diluted earnings per share	$0.28	$0.22	$1.04	$0.76

Average Balance Sheet Data:
Interest earning assets	$6,378,522	$4,847,114	$5,778,689	$4,380,263
Total assets	6,794,849	5,155,629	6,138,397	4,646,005
Total deposits	2,797,843	1,989,307	2,342,247	2,043,124
Common stockholders’ equity	427,866	339,554	394,422	306,344

(1) Certain 2001 and 2002 balances have been reclassified in accordance with Emerging Issues Task Force Abstract Number 01-14, “Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred.”

B. Financial Highlights

Investors Financial Services Corp.

Financial Highlights

Quarter Ended

December 31, 2002

Table of Contents

Consolidated Statement of Income/Share Information	6

Condensed Consolidated Balance Sheet	7

Average Balance Sheet	8

Asset Servicing Fees	9

Investors Financial Services Corp.

Consolidated Statement of Income

For the Quarter Ended

December 31, 2002

(Dollars in thousands, except per share data)

Net Interest Income

Interest income	$62,882
Interest expense	25,387

Net interest income	37,495

Non-interest income
Asset servicing fees	73,564
Other operating income	804

Total non-interest income	74,368

Net operating revenue	111,863

Operating Expenses
Compensation and benefits	45,966
Technology and telecommunications	12,120
Transaction processing services	7,635
Occupancy	7,355
Depreciation and amortization	5,178
Professional fees	2,133
Travel and sales promotion	1,602
Other operating expenses	3,144

Total operating expenses	85,133

Income Before Income Taxes and Minority Interest	26,730

Provision for income taxes	8,048
Minority interest expense, net of income taxes	377

Net Income	$18,305

Earnings Per Share (diluted)	$0.28

Share Information

For the Quarter Ended

December 31, 2002

Common Stock Outstanding at December 31, 2002	64,755,042

Weighted Average Diluted Shares at December 31, 2002	66,286,558

Investors Financial Services Corp.

Condensed Consolidated Balance Sheet

December 31, 2002

(Dollars in thousands)

Assets

Securities held to maturity	$3,435,689
Securities available for sale	2,988,622
Loans, net of reserve	143,737
Non-marketable equity securities	50,000
Goodwill, net	79,969
Other assets	226,494

Total Assets	$6,294,511

Liabilities

Interest-bearing deposits	$2,702,822
Non-interest bearing deposits	630,096

Total deposits	3,332,918
Short-term and other borrowings	3,043,081
Other liabilities	83,527

Total Liabilities	6,459,526

Minority interest/trust preferred securities	23,303

Stockholders’ Equity	441,682

Total Liabilities and Stockholders’ Equity	$6,924,511

Investors Financial Services Corp.

Average Balance Sheet

For the Quarter Ended December 31, 2002

(Dollars in thousands)

	Average Balance	Interest		Average Yield/Cost
Interest-earning assets
Federal funds sold and securities purchased under resale agreements	$18,033	$60		1.33%
Investment securities	6,249,656	61,939		3.96%
Loans	110,833	883		3.19%
Total interest-earning assets	6,378,522	62,882		3.94%
Allowance for loan losses	(100)
Non-interest earning assets	416,427

Total assets	$6,794,849

Interest-bearing liabilities
Deposits
Savings	$2,383,718	$10,480		1.76%
Short-term borrowings	3,041,667	7,854		1.03%
Other borrowings	400,000	7,053	(1)	7.05%
Total interest-bearing liabilities	5,825,385	25,387		1.74%
Non-interest bearing liabilities
Demand deposits	188,582
Savings	135,543
Non-interest bearing time deposits	90,000
Other liabilities	104,175
Total liabilities	6,343,685
Trust preferred stock	23,298
Equity	427,866
Total liabilities and stockholders’ equity	$6,794,849

Net interest income		37,495

Net interest margin				2.35%

Average interest rate spread				2.20%

Ratio of interest-earning assets to interest-bearing liabilities				109.50%

(1)  Interest expense on Other borrowings for the Quarter Ended December 31, 2002 reflects pre-payment costs associated with replacing a higher rate Federal Home Loan Bank of Boston (FHLBB) advance with a lower rate FHLBB advance.

Investors Financial Services Corp.

Asset Servicing Fees

For the Quarter Ended December 31, 2002

(Dollars in thousands)

Asset servicing fees by service lines:

Custody, accounting, transfer agency and administration	$58,699
Foreign exchange	5,763
Cash management	4,611
Securities lending	2,723
Investment advisory	1,768
Total	$73,564

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVESTORS FINANCIAL SERVICES CORP.

By:	/s/Kevin J. Sheehan
Kevin J. Sheehan
Chief Executive Officer and
Chairman of the Board

Dated:  January 23, 2003